Exhibit 99.3

Quadrant 4 System Corporation Reaches Partial Settlement with
U.S. Securities and Exchange Commission and Files for Voluntary Chapter 11 Restructuring

Chicago, IL, June 29, 2017 - Quadrant 4 System Corporation (OTC:QFOR) (the “Company”), a provider of digital transformation, innovation and growth, technology-based solutions and staffing to the retail, manufacturing, financial services, healthcare, education and media industries announced today that it has reached partial settlement with the U.S. Securities and Exchange Commission (“SEC”) regarding its previously disclosed investigation. Separately, the Company has voluntarily filed a Chapter 11 bankruptcy reorganization case to allow the Company to continue normal operations while actively marketing and ultimately selling its business units as going concerns.

The Company is aware of additional criminal charges filed today by the U.S. Attorney’s Office for the Northern District of Illinois against its former executives, Nandu Thondavadi and Dhru Desai, charging them with wire fraud in connection with various types of misconduct while employed by the Company. No criminal charges have been, or are anticipated to be, filed against the Company. Since the November 30, 2016 arrests of Messrs. Thondavadi and Desai, the Company has been cooperating closely with both the SEC and the U.S. Department of Justice under the direction of its new executive team and reconstituted board of directors.

As part of its settlement with the SEC, the Company has consented to the entry of a proposed judgment on a “no-admit, no-deny” basis that would require it to refrain from violating various provisions of the federal securities laws. The draft judgment, which requires court approval, is part of a “bifurcated settlement” under which civil penalties, if any, may be determined in future litigation. The Company does not believe this settlement will impair its operations during the Chapter 11 process.

The Chapter 11 filing is in direct response to the actions and arrest of Messrs. Thondavadi and Desai. The Company’s senior secured lender, BMO Harris Bank, N.A. has agreed to supply additional funding to assist the Company with operating during the Chapter 11 process, and the Company expects to continue normal operations throughout the Chapter 11 case while actively marketing its business units for sale as going concerns.

The Company believes that all of its customers, suppliers and employees can continue to rely on the Company to provide them with the superior services and relationships the Company has delivered for years. “The filing was necessary to preserve the value of our businesses and to ensure continued operations and services to our customers and employees. The voluntary Chapter 11 filing will give the Company sufficient breathing room to continue working through the process. The Company has already received signed asset purchase agreements for certain of its business units from reputable and stable organizations, which will be subject to approval during the Chapter 11 process and help guarantee the continuation of the Company’s services to customers and other interested parties”, said Robert H. Steele, the Company’s Chief Executive Officer. “Marketing and sale efforts for the Company’s remaining business units will continue during the Chapter 11. We expect prompt and successful results from those efforts as well. All of our energies are focused on concluding this process in an professional and positive manner”, Steele stated.

The Company intends to work with all key constituents to maintain customer services, employee relationships, and to maximize its asset values and exit Chapter 11 in the quickest and most efficient means possible.

The Company expects that its current management team will continue to lead the Company throughout this process.

Forward Looking Statements

This press release contains “forward looking statements.” The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to, the Risk Factors and other information set forth in the Company’s filings with the Securities and Exchange Commission and in its press releases.